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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                   A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                            ------------------------

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

                  NEW YORK
           (State of Incorporation                              13-4994650
           if not a national bank)                 (I.R.S. employer identification No.)

               270 PARK AVENUE
             NEW YORK, NEW YORK                                    10017
  (Address of principal executive offices)                      (Zip Code)

                               WILLIAM H. MCDAVID
                                GENERAL COUNSEL
                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                              TEL: (212) 270-2611
           (Name, address and telephone number of agent for service)

                            ------------------------

     Massachusetts                 J. Baker, Inc.                                              04-2866591
     Massachusetts                 WGS Corp.                                                   04-3128706
     Massachusetts                 JBI, Inc.                                                   13-1722620
     Delaware                      JBI Holding Co., Inc.                                       51-0304938
     Delaware                      Morse Shoe, Inc.                                            04-1638796
     Massachusetts                 Buckmin, Inc.                                               04-6046160
     Massachusetts                 ELM Equipment Corp.                                         04-6046069
     Delaware                      ISAB, Inc.                                                  06-1047189
     Puerto Rico                   Jared Corporation                                           66-0464826
     Canada                        Morse Shoe (Canada) Ltd.                                    7318-9482
     Delaware                      Morse Shoe International, Inc.                              04-2484715
     Delaware                      White Cap Footwear, Inc.                                    06-0983746
     Massachusetts                 Spencer Companies, Inc.                                     04-1856115
     New York                      Spencer No. 301 Corp.                                       04-2129408
     Massachusetts                 The Casual Male, Inc.                                       04-3102315
     Delaware                      TCM Holding Co., Inc.                                       51-0336334
     Massachusetts                 TCMB&T, Inc.                                                04-3272368
(State or other jurisdiction of    Exact name of obligor as specified in its charter)        (I.R.S. employer
incorporation or organization                                                               identification No.)

             555 TURNPIKE STREET
            CANTON, MASSACHUSETTS                                  02021
  (Address of principal executive offices)                      (Zip Code)

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                      % SENIOR SUBORDINATED NOTES DUE 2007
                      (Title of the indenture securities)

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                                    GENERAL

ITEM 1.  GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         New York State Banking Department, State House, Albany, N.Y. 12110

         Board of Governors of the Federal Reserve System, Washington, D.C.
         20551

         Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y. 10045

         Federal Deposit Insurance Corporation, Washington, D.C., 20429

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

ITEM 16.  LIST OF EXHIBITS

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5.  Not applicable.

     6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8.  Not applicable.

     9.  Not applicable.

                                        2
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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7th day of October, 1997.

                                            THE CHASE MANHATTAN BANK

                                            By /s/ KATHLEEN PERRY
                                               ---------------------------------
                                               Kathleen Perry
                                               Second Vice President

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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business June 30, 1997, in
        accordance with a call made by the Federal Reserve Bank of this
         District pursuant to the provisions of the Federal Reserve Act.


                                                               DOLLAR AMOUNTS
                        ASSETS                                  IN MILLIONS


Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin ......................................      $ 13,892
    Interest-bearing balances ..............................         4,282

Securities:
Held to maturity securities ................................         2,857
Available for sale securities ..............................        34,091
Federal funds sold and securities purchased under
    agreements to resell ...................................        29,970

Loans and lease financing receivables:
    Loans and leases, net of unearned income ...............      $124,827
    Less: Allowance for loan and lease losses ..............         2,753
    Less: Allocated transfer risk reserve ..................            13
                                                                  --------
    Loans and leases, net of unearned income,
    allowance, and reserve .................................       122,061
Trading Assets .............................................        56,042
Premises and fixed assets (including capitalized leases) ...         2,904
Other real estate owned ....................................           306
Investments in unconsolidated subsidiaries and
    associated companies ...................................           232
Customers' liability to this bank on acceptances
    outstanding ............................................         2,092
Intangible assets ..........................................         1,532
Other assets ...............................................        10,448
                                                                  --------

TOTAL ASSETS ...............................................      $280,709
                                                                  ========




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                                   LIABILITIES


Deposits
    In domestic offices .......................................       $ 91,249
    Noninterest-bearing .......................................       $ 38,157
    Interest-bearing ..........................................         53,092
                                                                      --------

    In foreign offices, Edge and Agreement subsidiaries,
    and IBF's .................................................         70,192
    Noninterest-bearing .......................................       $  3,712
    Interest-bearing ..........................................         66,480

Federal funds purchased and securities sold under agreements
to repurchase .................................................         35,185
Demand notes issued to the U.S. Treasury ......................          1,000
Trading liabilities ...........................................         42,307

Other borrowed money (includes mortgage indebtedness
    and obligations under capitalized leases):
    With a remaining maturity of one year or less .............          4,593
    With a remaining maturity of more than one year
    through three years .......................................            260
    With a remaining maturity of more than three years ........            146
Bank's liability on acceptances executed and outstanding ......          2,092
Subordinated notes and debentures .............................          5,715
Other liabilities .............................................         11,373

TOTAL LIABILITIES .............................................        264,112
                                                                      --------

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .................              0
Common stock ..................................................          1,211
Surplus  (exclude all surplus related to preferred stock) .....         10,283
Undivided profits and capital reserves ........................          5,280
Net unrealized holding gains (losses)
on available-for-sale securities ..............................           (193)
Cumulative foreign currency translation adjustments ...........             16

TOTAL EQUITY CAPITAL ..........................................         16,597
                                                                      --------
TOTAL LIABILITIES AND EQUITY CAPITAL ..........................       $280,709
                                                                      ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                           JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                           WALTER V. SHIPLEY       )
                           THOMAS G. LABRECQUE     ) DIRECTORS
                           WILLIAM B. HARRISON, JR.)


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